UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2013

Nash-Finch Company

(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Avenue South, Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 832-0534

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Nash-Finch Company (the “Company”) was held on April 24, 2013. At the annual meeting, the Company’s stockholders voted on eight proposals and cast their votes as follows:

Proposal Number 1 — Election of Directors.

The stockholders elected all of management’s nominees for election as directors. The results of the vote taken were as follows:

	For	Withheld	Broker Non-vote

Christopher W. Bodine	9,502,246	548,525	1,131,208

Alec C. Covington	9,774,105	276,666	1,131,208

Mickey P. Foret	9,502,034	548,737	1,131,208

Douglas A. Hacker	9,434,875	615,896	1,131,208

U.S. MG (Ret) Hawthorne L. Proctor	9,496,372	554,399	1,131,208

William R. Voss	9,328,153	722,618	1,131,208

Proposal Number 2 — Advisory resolution on executive compensation (the “say-on-pay” vote)

The stockholders voted on the advisory resolution on compensation of the Company’s named executive officers. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-vote

6,263,912	3,755,902	30,957	1,131,208

Proposal 3 — Ratification of the selection of Grant Thornton LP as auditors

The stockholders ratified the selection, by the Audit Committee of the Board of Directors, of Grant Thornton LLP, an independent registered public accounting firm, as auditors of the Company for the fiscal year ending December 28, 2013. The results of the vote taken were as follows:

For	Against	Abstain

11,150,926	22,688	8,365

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY

Date: April 25, 2013	By:	/s/ Kathleen M. Mahoney
		Name:	Kathleen M. Mahoney
		Title:	Executive Vice President, General Counsel and Secretary